Exhibit 99.1

NetScout Systems Reports Financial Results for First Quarter Fiscal Year 2013

Q1 GAAP and Non-GAAP Revenue Up 21% Year-over-Year

Q1 Net Income Up Year-over-Year: 109% GAAP; 49% Non-GAAP

Announces Acquisition of Assets of Accanto® Systems, S.r.l.

WESTFORD, Mass.--(BUSINESS WIRE)--July 19, 2012--NetScout Systems, Inc. (NASDAQ: NTCT):

Q1 FY 2013
	GAAP	Non-GAAP
Revenue	$76.4 million	$76.5 million
Net income	$5.0 million	$8.1 million
Net Income per share	$0.12	$0.19

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced application and service assurance solutions, today announced financial results for its first quarter of fiscal year 2013 ended June 30, 2012.

“We are pleased to start the new fiscal year with a solid quarter,” said Anil Singhal, President and CEO of NetScout Systems. “Revenue and EPS were at the high end of our first quarter guidance. Total bookings were up 27% year-over-year with strength across all of our vertical markets, and we maintained a significant backlog.”

“In addition, we are pleased to have announced today the acquisition of assets and technology from Accanto Systems, providing service assurance products for telecommunications service providers which enable carriers to monitor and manage the delivery of voice services over converged, next-generation telecom architectures. This technology is synergistic with our packet flow strategy and brings important voice service monitoring capabilities for legacy voice environments and for next generation network voice services, including Voice over IP (VoIP) and Voice over Long Term Evolution (VoLTE).”

For more details regarding the acquisition of Accanto Systems, S.r.l. please see the corresponding press release issued today.

Total GAAP revenue for the first quarter was $76.4 million; non-GAAP revenue was $76.5 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the first quarter, on a GAAP and non-GAAP basis was $40.3 million. Service revenue on a GAAP basis was $36.1 million and non-GAAP service revenue was $36.2 million.

GAAP net income for the first quarter was $5.0 million, or $0.12 per diluted share. GAAP income from operations was $8.2 million. On a non-GAAP basis, net income for the quarter was $8.1 million, or $0.19 per diluted share, and non-GAAP income from operations was $13.2 million.

Financial Highlights:
For the first quarter:

  GAAP and non-GAAP revenue increased 21% year-over-year and decreased 15% sequentially.
  GAAP and non-GAAP product revenue increased 36% year-over-year and decreased 26% sequentially.
  GAAP and non-GAAP service revenue increased 7% year-over-year and increased 3% sequentially.
  GAAP operating margin was 11%, up four points from 7% a year ago and down 12 points sequentially. Non-GAAP operating margin was 17%, up three points from 14% a year ago and down 12 points sequentially.
  As of June 30, 2012 cash and cash equivalents and short and long-term marketable securities were $239.2 million, up $25.7 million from $213.5 million as of the end of the prior quarter. Year-over-year, cash and securities increased $30 million.

In addition:

  NetScout released nGenius Forensic Intelligence, a new analysis module resulting from NetScout’s acquisition of Fox Replay BV that enables network operations and information security teams to accelerate forensic analysis of network traffic with automated, accurate and contextual session reconstruction and visual replay for security-focused investigations.

Guidance:

For fiscal year 2013, we are reiterating the non-GAAP guidance we issued last quarter since we expect the Accanto acquisition to have minimal impact on our full year non-GAAP results. We expect GAAP and non-GAAP revenue to be in the range of $340 million to $355 million. We are adjusting our GAAP net income per diluted share to be in the range of $0.91 to $1.00. The revised GAAP net income per diluted share range includes additional expenses related to the acquisition of technology and assets from Accanto Systems, organizational restructuring related to the Accanto acquisition and anticipated business development expenses. Non-GAAP net income per diluted share remains unchanged and is expected to be between $1.21 and $1.30.

For fiscal year 2013, the non-GAAP net income per diluted share expectation excludes the acquisition accounting adjustment to fair value of approximately $300 thousand for deferred revenue, forecasted share-based compensation expenses of approximately $9.9 million, estimated amortization of acquired intangible assets of approximately $7.0 million, compensation for post combination services of approximately $1.0 million, restructuring charges of approximately $1.1 million, business development charges of approximately $1.2 million and the related impact of these adjustments on the provision for income taxes of $7.8 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing (866)701-8242 for U.S./Canada and (763)416-6912 for international callers and using conference ID: 99537074. A replay of the call will be available after 11:30 a.m. ET on July 19 for approximately one week. The number for the replay is (855)859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 99537074.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share. Non-GAAP results eliminate the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation and removing expenses related to the amortization of acquired intangible assets, the GAAP effects of stock-based compensation, and restructuring charges. Non-GAAP results also exclude certain expenses relating to acquisitions including compensation for post combination services and business development charges. Non-GAAP results also exclude the related impact of all these adjustments on the provision for income taxes.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 27 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 148 service providers, on over one million physical and 2,000 virtual network segments to assure the network, applications, and service delivery to their users and customers. For more information about NetScout go to www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2013 constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics, Fox Replay, Simena and Accanto, and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2012 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,
	2012	2011
Revenue:
Product	$40,262	$29,531
Service	36,099	33,765
Total revenue	76,361	63,296

Cost of revenue:
Product	10,070	7,647
Service	6,793	6,249
Total cost of revenue	16,863	13,896

Gross profit	59,498	49,400

Operating expenses:
Research and development	14,077	11,320
Sales and marketing	30,149	26,772
General and administrative	6,557	6,534
Amortization of acquired intangible assets	586	482
Restructuring charges	(87)	-
Total operating expenses	51,282	45,108

Income from operations	8,216	4,292
Interest and other expense, net	(356)	(399)

Income before income tax expense	7,860	3,893
Income tax expense	2,852	1,494
Net income	$5,008	$2,399

Basic net income per share	$0.12	$0.06
Diluted net income per share	$0.12	$0.06
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,742	42,608
Net income per share - diluted	42,453	43,343

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended June 30,
	2012	2011

GAAP Revenue	$76,361	$63,296
Deferred revenue fair value adjustment	138	20
Non-GAAP Revenue	$76,499	$63,316

GAAP Gross profit	$59,498	$49,400
Deferred revenue fair value adjustment	138	20
Shared-based compensation expense (1)	115	112
Amortization of acquired intangible assets (2)	1,417	1,098
Business development and integration expense (3)	-	4
Non-GAAP Gross profit	$61,168	$50,634

GAAP Income from operations	$8,216	$4,292
Deferred revenue fair value adjustment	138	20
Shared-based compensation expense (1)	2,247	2,159
Amortization of acquired intangible assets (2)	2,003	1,580
Business development and integration expense (3)	357	602
Compensation for post combination services (4)	372	-
Restructuring charges	(87)	-
Non-GAAP Income from operations	$13,246	$8,653

GAAP Net income	$5,008	$2,399
Deferred revenue fair value adjustment	138	20
Shared-based compensation expense (1)	2,247	2,159
Amortization of acquired intangible assets (2)	2,003	1,580
Business development and integration expense (3)	357	602
Compensation for post combination services (4)	372	-
Restructuring charges	(87)	-
Income tax adjustments (5)	(1,911)	(1,295)
Non-GAAP Net income	$8,127	$5,465

GAAP Diluted Net income per share	$0.12	$0.06
Share impact of non-GAAP adjustments identified above	0.07	0.07
Non-GAAP Diluted net income per share	$0.19	$0.13

Shares used in computing non-GAAP diluted net income per share	42,453	43,343

(1)	Share-based compensation expense included in these amounts
is as follows:
Cost of product revenue	$49	$47
Cost of service revenue	66	65
Research and development	644	577
Sales and marketing	718	770
General and administrative	770	700
Total share-based compensation expense	$2,247	$2,159

(2)	Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,417	$1,098
Operating expenses	586	482
Total amortization expense	$2,003	$1,580

(3)	Business development and integration expense included in
these amounts is as follows:
Cost of service revenue	$-	$4
Research and development	-	27
Sales and marketing	-	28
General and administrative	357	543
Other income (expense), net	-	-
Total business development and integration expense	$357	$602

(4)	Compensation for post combination services included in these amounts is as follows:
Research and development	$372	$-

(5) Total income tax adjustment is as follows:
Tax effect of non-GAAP adjustments above at 38%	$(1,911)	$(1,657)
Discrete tax adjustment	-	362
Total income tax adjustments	$(1,911)	$(1,295)

Consolidated Balance Sheets
(In thousands)

	June 30, 2012	March 31, 2012

Assets
Current assets:
Cash, cash equivalents and marketable securities	$209,542	$196,872
Accounts receivable, net	38,809	69,795
Inventories	7,494	8,021
Prepaid expenses and other current assets	14,863	14,999

Total current assets	270,708	289,687

Fixed assets, net	17,029	16,457
Goodwill and intangible assets, net	221,974	225,069
Deferred income taxes	15,385	17,892
Long-term marketable securities	29,690	16,644
Other assets	1,840	2,008

Total assets	$556,626	$567,757

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,106	$7,539
Accrued compensation	19,119	23,050
Accrued other	9,574	10,009
Deferred revenue	88,759	93,493

Total current liabilities	125,558	134,091

Deferred tax liability	1,330	1,410
Other long-term liabilities	5,818	7,175
Accrued long-term retirement benefits	1,933	1,990
Long-term deferred revenue	18,005	18,722
Long-term debt, net of current portion	62,000	62,000

Total liabilities	214,644	225,388

Stockholders' equity:
Common stock	48	48
Additional paid-in capital	239,455	237,289
Accumulated other comprehensive loss	(936)	212
Treasury stock, at cost	(62,445)	(56,032)
Retained earnings	165,860	160,852

Total stockholders' equity	341,982	342,369

Total liabilities and stockholders' equity	$556,626	$567,757

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com